10f-3 REPORT

SMITH BARNEY MUNI FUNDS
CALIFORNIA MONEY MARKET PORTFOLIO

May 1, 2004 through July 31,2004

	                         Trade				                                        % of
Issuer	                         Date	 Selling Dealer	 Amount

						Price   Issue (1)

California Statewide Community	6/17/05	Lehman Brothers $30,000,000
Development Authority
 TRAN Series A-1
3.000% due 6/30/05
						101.384 3.73%	A



(1) Represents purchases by all affiliated funds and discretionary accounts;
     may not exceed 25% of the principal amount of the offering.